Exhibit 10.2

NONCOMPETITION AGREEMENT dated as of August 7, 2007 between COOPERSURGICAL, INC., a Delaware corporation (“Cooper”) and ATRICURE, INC., a Delaware corporation (“AtriCure”).

Reference is made to the Bill of Sale and Assignment Agreement, dated as of the date of this Agreement (the “Bill of Sale”), between Cooper and AtriCure. Pursuant to the Bill of Sale, AtriCure is acquiring the Frigitronics® CCS-200 product line for use in cardiovascular cryosurgery (the “Product Line”). Cooper is retaining several related, but distinct, product lines. A portion of the purchase price under the Bill of Sale is evidenced by the promissory note of AtriCure in the amount of $417,292 payable to Cooper (the “Note”). This Agreement is being entered into pursuant to the Bill of Sale.

In consideration of AtriCure purchasing the Purchased Assets under the Bill of Sale and in order to prevent Cooper from being economically harmed by a loss of the goodwill associated with its ophthalmic cryosurgery products and gynecological cryosurgery products (“Cooper Products”), and to prevent AtriCure from being economically harmed by a loss of goodwill associated with the Product Line, the parties hereto have agreed not to compete with each other or their respective Affiliates under the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the good and valuable consideration which the parties hereto acknowledge, the parties hereto hereby agree as follows:

Section 1. Certain Defined Terms.

(a) Capitalized terms used but not otherwise defined herein have the meanings set forth in the Bill of Sale.

(b) The term “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

(c) The term “Business Group” means, in the case of Cooper, Cooper and its Affiliates, and in the case of AtriCure, AtriCure and its Affiliates.

Section 2. Non-competition and Non-solicitation.

(a) Except as otherwise provided in the Bill of Sale, during the Cooper Non-Compete Period, Cooper shall not directly or indirectly through another Person, including an Affiliate or by way of an ownership interest in another Person exceeding 10% of all ownership interests in such Person, or as a partner or joint venturer, sell, distribute, manufacture, advertise or promote (or assist any Person engaging in any of the foregoing) cryosurgical products intended for use in cardiovascular cryosurgery within any Restricted Territory (as defined below)

(b) During the AtriCure Non-Compete Period, AtriCure shall not directly or indirectly through another Person, including an Affiliate or by way of an ownership interest in another Person exceeding 10% of all ownership interests in such Person, or as a partner or joint venturer, sell, distribute, manufacture, advertise or promote (or assist any Person including any of the foregoing) cryosurgical products intended for ophthalmic or gynecological cryosurgery within any Restricted Territory (as defined below).

(c) As used in this Agreement, the term “Restricted Territory” means the entire world.

(d) As used in this Agreement, (i) the term “AtriCure Non-Compete Period” means the period beginning on the date of this Agreement and ending on the eighth anniversary of the date of this Agreement and (ii) the term “Cooper Non-Compete Period” means the period beginning on the date of this Agreement and ending on the earlier of (A) the date that AtriCure fails to pay Cooper when due amounts due to be paid under the Note and (B) the eighth anniversary of the date of this Agreement.

(e) During the period beginning on the date of this Agreement and ending on the second anniversary of the date of this Agreement, no party hereto shall directly, or indirectly through another Person, (i) solicit any employee of the other party hereto or its Business Group to leave the employ of such party or any of its Business Group, or in any way interfere with the relationship between the party or any of its Business Group, on the one hand, and any employee thereof, on the other hand; provided, however, that the general solicitation of third parties through the use of means generally available to the public, including the placement of advertisements in the newspaper, shall not be deemed to violate this clause (i) or (ii) hire any individual who was an employee of such party until two (2) months after such individual’s employment relationship with that party or any of its Business Group has terminated.

(f) During the period beginning on the date of this Agreement and ending on the second anniversary of the date of this Agreement, no party hereto shall, directly, or indirectly through another Person, induce or attempt to induce any customer, supplier, consultant, licensee or other business relation of the other party or any of its Business Group to cease doing business with the other party or any of its Business Group, or in any way interfere with the relationship between any such customer, supplier, consultant, licensee or business relation, on the one hand, and the other party or any of its Business Group, on the other hand.

Section 3. Representations and Warranties.

(a) Cooper hereby represents and warrants to AtriCure that (i) Cooper has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of Cooper, and (iii) upon the execution and delivery of this Agreement by Cooper and AtriCure, this Agreement will be a valid and binding obligation of Cooper.

(b) AtriCure hereby represents and warrants to Cooper that (i) AtriCure has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of AtriCure, and (iii) upon the execution and delivery of this Agreement by Cooper and AtriCure, this Agreement will be a valid and binding obligation of AtriCure.

Section 4. Enforcement.

(a) Because the relationship between Cooper and AtriCure is unique, money damages, although recoverable, would not be a fully adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by a party to this Agreement, the other party hereto (the “Enforcing Party”) may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) in addition to other rights and remedies existing in its favor, including money damages such as requiring the other party hereto to account for and pay over to the Enforcing Party all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained herein.

(b) The prevailing party in any legal action arising out of or relating to this Agreement shall be entitled to its reasonable attorneys’ fees and court costs.

Section 5. General Provisions.

(a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) Complete Agreement. This Noncompetition Agreement and the Bill of Sale together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction), that would cause the laws of any jurisdiction other than the state of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(e) Waiver of Jury Trial.

(i) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(ii) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR REPUTABLE OVERNIGHT COURIER (SUCH AS FEDERAL EXPRESS), ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 5(k) HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES BY THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS AGREEMENT. SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETE WHEN THE NOTICE CONTEMPLATED HEREBY IS DEEMED DELIVERED UNDER SECTION 5(k) HEREIN.

(f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the written consent of both parties hereto, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or electronic counterpart signatures to this Agreement shall be acceptable and binding.

(i) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the consummation of the transactions contemplated hereby and by the Bill of Sale.

(j) Construction.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(k) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a Business Day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a Business Day, on the next succeeding Business Day:

(A)	if to Cooper, to:

CooperSurgical, Inc.

95 Corporate Drive

Trumbull, Connecticut 06611

Attention: Nicholas Pichotta, CEO

Telephone: 203-601-5200

Facsimile: 203-601-1008

E-mail: jennifer.kropitis@coopersurgical.com

                    and

nicholas.pichotta@coopersurgical.com

with copies to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

Attention: David I. Karabell, Esq.

Telephone: 212-732-3200

Facsimile: 212-732-3232

E-mail: karabell@clm.com

(B)	if to AtriCure, to:

AtriCure, Inc.

6033 Schumacher Park Drive

West Chester, OH 45069

Attention: David J. Drachman

Telephone: 513-755-4100

Facsimile:

E-mail: ddrachman@atricure.com

with a copies to:

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177

Attention: Theodore Polin, Esq.

Telephone: 212-351-4522

Facsimile: 212-878-8616

E-mail: tpolin@ebglaw.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Noncompetition Agreement as of the date first written above.

COOPERSURGICAL, INC.

By:	/s/ Nicholas J. Pichotta
Name:	Nicholas J. Pichotta
Title:	President and Chief Executive Officer

ATRICURE, INC.

By:	/s/ David J. Drachman
Name:	David J. Drachman
Title:	President and Chief Executive Officer